EXHIBIT 23.1

                   Consent of KPMG Peat Marwick & Company, LLP


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(logo of KPMG Peat Marwick LLP)
KPMG PEAT MARWICK LLP
         1000 First Interstate Center
         401 N. 31st Street
         P.O. Box 7108
         Billings, MT 59103






The Board of Directors
Empire Federal Bancorp, Inc.
Empire Federal Savings and Loan Association:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in Amendment No. 1 to Form SB-2.


                                    (Signature of KPMG Peat Marwick LLP)
                                    /s/KPMG PEAT MARWICK LLP
                                    KPMG PEAT MARWICK LLP

Billings, Montana
November  8, 1996